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Contact: Jessica Benbow
Arbitron Inc.
410-312-8363
jessica.benbow@arbitron.com

For Immediate Release

Arbitron Welcomes Opportunity to Discuss PPM with Congress

COLUMBIA, MD; June 29, 2009 – Arbitron Inc., in response to reports that U.S. House Committee on Oversight and Government Reform has requested information from the Federal Communications Commission regarding the impact of the Portable People Meter™ (PPM™) on radio listening estimates, has issued the following statement:

“Arbitron welcomes any opportunity to discuss the importance of electronic measurement, the effectiveness of the PPM technology, the value of the data it produces and our disciplined approach to the deployment of the service across the United States,” said Michael Skarzynski, President and Chief Executive Officer for Arbitron. “Arbitron looks forward to sharing with the Committee our expertise and insights based on our long history and extensive experience in gathering, distributing and supporting the currency that is used throughout the radio industry by broadcasters, advertisers, and agencies.”

The PPM electronic measurement service is currently used in markets to gather detailed information on radio listening habits. As Arbitron continues to commercialize its PPM service across the country, the company is seeking input from its stakeholders and has already implemented a number of improvements, including more cell-phone only panelists and increased targets for minority listeners in PPM samples.

“We maintain an ongoing dialogue with broadcasters, industry groups, advertising agencies, the Federal Communications Commission, and Congress as part of our commitment to continuous improvement program for the PPM service and technologies,” said Mr. Skarzynski.

About Arbitron

Arbitron Inc. (NYSE: ARB) is a media and marketing research firm serving the media — radio, television, cable, online radio and out-of-home — as well as advertisers and advertising agencies. Arbitron’s core businesses are measuring network and local market radio audiences across the United States; surveying the retail, media and product patterns of local market consumers; and providing application software used for analyzing media audience and marketing information data. The company has developed the Portable People Meter, a new technology for media and marketing research.

Portable People Meter™ and PPM™ are marks of Arbitron Inc.

PPM ratings are based on audience estimates and are the opinion of Arbitron and should not be relied on for precise accuracy or precise representativeness of a demographic or radio market.

Arbitron Forward-Looking Statements

Statements in this release that are not strictly historical, including the statements regarding expectations for 2009 and any other statements regarding events or developments that we believe or anticipate will or may occur in the future, may be “forward-looking” statements. There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements. These factors include, among other things, the current global economic recession and the upheaval in the credit markets and financial services industry, competition, our ability to develop and successfully market new products and technologies, our ability to successfully commercialize our Portable People Meter™ service, the growth rates and cyclicality of markets we serve, our ability to expand our business in new markets, our ability to successfully identify, consummate and integrate appropriate acquisitions, the impact of increased costs of data collection including a trend toward increasing incidence of cell phone-only households, litigation and other contingent liabilities including intellectual property matters, our compliance with applicable laws and regulations and changes in applicable laws and regulations, our ability to achieve projected efficiencies, cost reductions, sales growth and earnings, and international economic, political, legal and business factors. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in our SEC filings, including our 2008 Annual Report on Form 10-K. These forward-looking statements speak only as of the date of this release and the Company does not assume any obligation to update any forward-looking statement.